UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 20, 2010 (April 15, 2010)

Psychiatric Solutions, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-20488 (Commission File Number)	23-2491707 (IRS Employer Identification No.)
6640 Carothers Parkway, Suite 500, Franklin, Tennessee 37067
(Address of Principal Executive Offices)
(615) 312-5700
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Amendment to Employment Agreement
     On April 15, 2010, the Compensation Committee of the Board of Directors of Psychiatric Solutions, Inc. (the “Company”) approved an amendment effective April 15, 2010 (the “Amendment”) to the Company’s employment agreement (the “Employment Agreement”) with Joey A. Jacobs, the Company’s Chairman, President and Chief Executive Officer, which, among other things, modifies the compensation and benefits payable to Mr. Jacobs under the Employment Agreement in the event the Company experiences a “change in control,” as defined in the Employment Agreement.
     The Amendment provides that upon Mr. Jacobs’ voluntary or involuntary separation from service with the Company, other than as a result of his death or disability, within 12 months following a change in control, Mr. Jacobs will be entitled to a lump sum payment equal to the sum of: (i) Mr. Jacobs’ earned but unpaid base salary through the termination date; (ii) three times (3x) the sum of Mr. Jacobs’ base salary plus an amount equal to the higher of (A) the highest annual amount of bonus compensation paid to or earned by Mr. Jacobs with respect to the three fiscal years prior to the fiscal year in which the change in control occurs, and (B) 100% of the bonus compensation amount that would be payable to Mr. Jacobs, assuming that both the Company and Mr. Jacobs satisfy 100% (but not in excess of 100%) of the performance objectives specified in or pursuant to the applicable agreement, policy, plan, program or arrangement and communicated to Mr. Jacobs for the fiscal year in which the change in control occurs; (iii) Mr. Jacobs’ accrued but unused paid time off or sick pay and unreimbursed business expenses; (iv) any other compensation or benefits payable to Mr. Jacobs in accordance with any plans or programs of the Company; and (v) a pro-rata portion of the bonus compensation amount that would be payable to Mr. Jacobs, assuming both the Company and Mr. Jacobs satisfy 100% (but not in excess of 100%) of the performance objectives specified in or pursuant to the applicable agreement, policy, plan, program or arrangement and communicated to Mr. Jacobs for the fiscal year in which the termination date occurs. Additionally, Mr. Jacobs will be entitled to (a) full vesting of stock options and restricted stock or other equity-based awards that have not otherwise become vested, (b) the provision of certain health and welfare benefits for 36 months following the termination and (c) reimbursement of up to $25,000 for outplacement counseling expenses and related benefits for 12 months following the termination.
     The Amendment also provides that, upon a change in control in which Mr. Jacobs’ stock options and restricted stock are not assumed, or substituted by economically equivalent awards subject to the same vesting schedule and forfeiture terms, by the purchaser or successor to the Company, (i) all outstanding stock options held by Mr. Jacobs shall become fully vested and exercisable, and (ii) all outstanding shares of restricted stock held by Mr. Jacobs shall become fully vested and all forfeiture and transfer restrictions thereon shall lapse.
     Pursuant to the Employment Agreement, Mr. Jacobs is subject to certain restrictive covenants during and following his employment with the Company. The Amendment provides that certain of those restrictions will not apply in the event of a termination “without cause” or a “constructive discharge,” as those terms are defined in the Employment Agreement.

     The foregoing description is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. Except as modified by the Amendment, the Employment Agreement remains in full force and effect, including, without limitation, the provisions providing for a gross up payment if the payment of severance benefits would result in excise tax.
Change in Control Severance Agreements
     On April 15, 2010, the Compensation Committee of the Company’s Board of Directors also approved Change in Control Severance Agreements effective April 15, 2010 (each, a “CIC Agreement”) between the Company and each of (i) Ronald M. Fincher, the Company’s Chief Operating Officer, (ii) Christopher L. Howard, the Company’s Executive Vice President, General Counsel and Secretary, (iii) Jack E. Polson, the Company’s Executive Vice President and Chief Accounting Officer, (iv) Brent Turner, the Company’s Executive Vice President, Finance and Administration, (v) Kathy L. Bolmer, the Company’s Executive Vice President, Quality and Compliance and (vi) Steven T. Davidson, the Company’s Chief Development Officer (collectively, the “Covered Executives”). Each CIC Agreement follows a common form, the material terms of which are summarized below.
     The initial term of the CIC Agreement will expire on the later of the close of business on December 31, 2011 or the expiration of the “severance period,” as defined in the CIC Agreement. Commencing on December 31, 2011 and on December 31st of each year thereafter until the Company experiences a “change in control,” as defined in the CIC Agreement, the term of the CIC Agreement automatically will extend for an additional year unless, not later than October 1st of the then current term, the Company or the Covered Executive gives written notice to the other that they do not wish to have the term extended.
     The CIC Agreement provides for certain compensation and benefits to be paid to the Covered Executive in the event of the involuntary or constructive termination of such Covered Executive’s employment within 12 months following a change in control, other than as a result of such Covered Executive’s death or disability. The compensation and benefits payable under the CIC Agreement include a lump sum payment equal to the sum of: (i) the earned but unpaid base pay due to the Covered Executive; (ii) two times (2x) the sum of the Covered Executive’s base pay plus incentive pay in an amount equal to the higher of (A) the highest annual amount of incentive pay paid to or earned by the Covered Executive with respect to any of the three fiscal years prior to the fiscal year in which the change in control occurs and (B) 100% of the incentive pay amount that would be payable to the Covered Executive, assuming that both the Company and the Covered Executive satisfy 100% (but not in excess of 100%) of the performance objectives specified in or pursuant to the applicable agreement, policy, plan, program or arrangement and communicated to the Covered Executive for the fiscal year in which the change in control occurs; (iii) the Covered Executive’s accrued but unused paid time off or sick pay and unreimbursed business expenses; (iv) any other compensation or benefits payable to the Covered Executive in accordance with the terms of the Company’s existing plans and programs; and (v) a pro-rata portion of the incentive pay amount that would be payable to the Covered Executive, assuming both the Company and the Covered Executive satisfy 100% (but not in excess of 100%) of the performance objectives specified in or pursuant to the applicable agreement, policy, plan, program or arrangement and communicated to the Covered Executive for the fiscal year in which the separation date occurs. Additionally, the Covered Executive will be entitled to (a) full vesting of stock options and restricted stock or other equity-based awards that have not otherwise become vested, (b) the provision of certain health and welfare benefits for 24 months following the termination and (c) reimbursement of up to $25,000 for outplacement counseling expenses and related benefits for 12 months following the termination.
     The CIC Agreement provides that if the Covered Executive receives payments or distributions that constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and the net after-tax amount of the aggregate parachute payments is less than the net after-tax amount if the aggregate parachute payments to be made to the Covered Executive were three times (3x) the Covered Executive’s “base amount” (as defined in Section 280G(b)(3) of the Code) less $1.00, then the aggregate of the amounts constituting the parachute payment shall be reduced to an amount that will equal three times (3x) the Covered Executive’s base amount, less $1.00.
     For purposes of the CIC Agreement, a constructive termination is a termination of employment by the Covered Executive upon the occurrence of certain events, including (i) a material adverse change in the nature or scope of the Covered Executive’s responsibilities or duties; (ii) a reduction in the Covered Executive’s base or incentive pay; (iii) certain changes in the Covered Executive’s principal location of work; or (iv) a change in business circumstances which materially hinders the Covered Executive’s performance or materially reduces his responsibilities or duties.
     The CIC Agreement also provides that, upon a change in control in which the Covered Executive’s stock options and restricted stock are not assumed, or substituted by economically equivalent awards subject to the same vesting schedule and forfeiture terms, by the purchaser or successor to the Company, (i) all outstanding stock options held by the Covered Executive shall become fully vested and exercisable, and (ii) all outstanding shares of restricted stock held by the Covered Executive shall become fully vested and all forfeiture and transfer restrictions thereon shall lapse.
     The CIC Agreement provides that (i) during the Covered Executive’s employment with the Company and (ii) for a 12-month period following the Covered Executive’s resignation from his or her employment with the Company within 12 months following a change in control, other than a resignation for certain reasons described in the CIC Agreement, the Covered Executive will not, among other things, compete with the Company or solicit its customers, suppliers or employees.
     The foregoing description is qualified in its entirety by reference to the form of CIC Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Amendment to Employment Agreement, dated April 15, 2010, by and between Joey A. Jacobs and Psychiatric Solutions, Inc.

	10.2	Form of Change in Control Severance Agreement, dated April 15, 2010, by and between the Covered Executives and Psychiatric Solutions, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHIATRIC SOLUTIONS, INC.
Date: April 20, 2010	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Amendment to Employment Agreement, dated April 15, 2010, by and between Joey A. Jacobs and Psychiatric Solutions, Inc.

10.2	Form of Change in Control Severance Agreement, dated April 15, 2010, by and between the Covered Executives and Psychiatric Solutions, Inc.